Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact:
May 18, 2011	Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Semi-Annual Dividend

TERRE HAUTE, INDIANA — The directors of First Financial Corporation (NASDAQ: THFF) have declared a semi-annual dividend of 47 cents per share payable on July 1, 2011, to shareholders of record at the close of business June 15, 2011. Today’s declaration increases the total dividend paid in 2011 to 93 cents per share, a 2.2% increase from 2010.

“Our sound capital position and strong earnings have allowed us to reward shareholders with increased dividends for 23 consecutive years,” said Donald E. Smith, Chairman. “We have always believed in operating the Corporation for long-term success, not for short-term gain, a strategy that has consistently produced real value for our shareholders regardless of the economic environment.”

First Financial Corporation is the holding company for First Financial Bank N.A., with 54 banking centers in western Indiana and eastern Illinois; The Morris Plan Company of Terre Haute; and Forrest Sherer, Inc., a full service insurance agency.